Exhibit 10-41

AGREEMENT FOR INDEPENDENT CONTRACTOR

This AGREEMENT FOR INDEPENDENT CONTRACTOR (this “Agreement”), dated as of July 31, 2007 (the “Effective Date”), is entered into by and between Universal Guardian Holdings, Inc., a Delaware corporation (the “Company”), and Kevin Westcott (the “Consultant”). The Company and Consultant are each referred to herein as a “Party” and, together, as the “Parties.”

RECITALS

The Company and its subsidiaries provide a comprehensive range of security products, systems and services designed to protect against terrorist and security threats to business and government assets; and

The Company desires to engage the Consultant, and the Consultant desires to be engaged by the Company, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant, intending to be legally bound, agree as follows:

1.

Engagement; Term.

(a)

Engagement.  The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to be engaged by the Company, upon the terms and subject to the conditions contained in this Agreement.

(b)

Term.  This Agreement shall have a term commencing on the Effective Date and ending on the Date of Termination (as defined below).  The term of the Consultant’s engagement pursuant to this Agreement is referred to herein as the “Engagement Period.”

2.

Position and Duties.  The Company shall engage the Consultant during the Engagement Period as the Company’s President and Chief Operating Officer.  The Consultant shall report to the Company’s Board of Directors.

3.

Responsibilities.

(a)

General.  During the Engagement Period, Consultant shall devote his attention, knowledge and experience and give his best efforts, skills and abilities to promote the business and interests of as well as manage and supervise the Company and its subsidiaries’ financial operations, statements and reporting in a professional manner.

(b)

Code of Conduct.  The Consultant shall, at all times, adhere to the Company’s Code of Conduct attached hereto as Exhibit A, which is hereby incorporated into this Agreement.  Consultant acknowledges and agrees that the Company may, in its sole discretion, amend its Code of Conduct at any time upon notice to the Consultant.

4.

Compensation

(a)

Consulting Fee.  During the Engagement Period, as compensation for the Consultant’s services hereunder, the Company shall pay to Consultant a monthly fee of Twenty Thousand Dollars ($20,000.00) payable at the election of the Company in cash on the last day of each month or in common stock registered on the Company’s existing Form S-8.  If the Company elects to pay Consultant’s fee in common stock, the conversion rate shall be at a 25% discount to the closing price of the Company’s common stock on the last day of each month.

(b)

Vesting of Stock Option.  As an additional incentive for the Consultant to enter into this Agreement and perform the services required hereunder, the Company agrees that, upon the execution of this Agreement, the option granted to Consultant on April 18, 2007, to purchase 500,000 shares of the Company’s common stock shall vest in its entirety.

(c)

Consultant Benefits.  Notwithstanding the parties’ intention and agreement that Consultant be an independent contractor and not be an employee of the Company, the parties recognize that the applicable law and proper application thereof is not always clear. Consultant understands and agrees that should Consultant be classified as an employee under any such law, Consultant shall remain ineligible to participate in the any of the Company’s pension, profit-sharing (including 401(k)), health, life, and all other employee benefit plans, and Consultant expressly waives any right to any such benefits.

(d)

Business Expense Reimbursement.  During the Engagement Period, the Company shall reimburse Consultant for reasonable business expenses actually incurred in the performance of Consultant’s services to the Company hereunder, provided that such expenses have been pre-approved in writing by the Company.  All expenses incurred must be for approved activities consistent with the Company’s policies from time to time.  Consultant shall submit invoices and other reports as requested by the Company to substantiate the expenses so incurred for which reimbursement is sought.  The Company shall reimburse Consultant for all approved expenses within thirty (30) days after the date Consultant submits to the Company the invoices or other reports evidencing the expenses incurred.

(e)

Director’s & Officer’s Insurance and Indemnity.  During the Engagement Period, the Company shall maintain in full force and effect at its own expense, a policy of director’s and officer’s liability insurance with Consultant as an insured in an amount of not less than Two Million Dollars ($2,000,000.00).  The Company shall indemnify and hold Consultant harmless consistent with and pursuant to the terms and conditions of the Company’s Director Indemnification Agreement.

5.

Independent Contractor.  Consultant will act solely as an independent contractor in the performance of services hereunder and shall not be deemed by performing such services to be a partner or employee of, joint venture participant with, or in any other relationship with (other than as independent contractor to), the Company or any of its affiliates.  Neither the Company nor any of its affiliates shall control the day-to-day activities of Consultant.  The Consultant acknowledges that Consultant and Consultant’s agents and assistants are independent contractors and not employees of the Company or any of its affiliates for all purposes, including taxes and labor law, and that Consultant and Consultant’s agents and assistants shall not be entitled to any rights or benefits to which an employee of the Company may be entitled.  Consultant will be responsible for the payment of all taxes, fees, expenses (unless otherwise provided in Section 4), and other charges arising out of Consultant’s activities, including without limitation, federal, state and local income taxes, workers compensation coverage and similar obligations and hereby indemnifies and holds the Company and its affiliates harmless from and against all losses, claims, damages and expenses (including legal fees and expenses) arising out of or related to Consultant’s breach of any provision of this Section 5.  Consultant will provide to the Company, upon the Company’s request, appropriate representations from the Consultant’s accountant with respect to the Consultant’s tax returns, in the event that information included in such returns is required in order for the Company to establish that Consultant has reported and paid such taxes and other obligations as required by law.

6.

Termination.

(a)

Notice of Termination.  Either Party may terminate this Agreement upon fifteen (15) days prior written notice to the other Party, which notice states the date on which this Agreement will terminate (the “Date of Termination”).

(b)

Termination. Following the Date of Termination, Consultant shall be paid all then accrued but unpaid consulting fees which shall be prorated in the event the Notice of Termination is on a date other than the last day of the month.  Except as expressly provided above or as provided by non-waivable provisions of applicable law, all of Consultant’s rights and the Company’s obligations hereunder shall cease and be forfeited as of the Date of Termination, and Consultant shall have no further right or claim to any amounts under this Agreement or otherwise against the Company, from and after the Date of Termination.

(c)

Relief of Authority.  Notwithstanding anything to the contrary set forth herein, upon written notice to Consultant, the Company may immediately relieve Consultant of all of Consultant’s duties and responsibilities hereunder and may relieve Consultant of authority to act on behalf of, or legally bind, the Company.

7.

Confidential Information. Consultant acknowledges that during the course of his employment with the Company, its subsidiaries and affiliates, he has been and will be exposed to documents and other information regarding the confidential affairs of the Company, its subsidiaries and affiliates, including without limitation information about their past, present and future financial condition, the markets for their products, key personnel, past, present or future actual or threatened litigation, trade secrets, current and prospective customer lists, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information about the Company and its subsidiaries and affiliates not readily available to the public (the “Confidential Information”).  Consultant hereby further acknowledges that the Confidential Information constitutes information that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use and, as such, constitutes a trade secret of the Company within the meaning of the Uniform Trade Secrets Act.  Consultant recognizes that it is in the Company’s legitimate business interest to restrict the disclosure and use of Confidential Information (as defined below) for any purpose other than in connection with the performance of Consultant’s duties to the Company, and to prohibit any misappropriation of such Confidential Information by Consultant.  The Consultant therefore agrees that all Confidential Information heretofore or in the future obtained by Consultant shall be considered confidential and the proprietary information of the Company.  During or at any time subsequent to the Engagement Period, Consultant shall not use or disclose, or authorize any other Person to use or disclose, any Confidential Information, other than as necessary to further the business objectives of the Company in accordance with the terms of the Consultant’s services hereunder.

8.

Return of Documents and Property.  Upon the termination of Consultant’s engagement for any reason, or at any time upon the request of the Company, Consultant (or Consultant’s heirs or personal representatives) shall deliver to the Company all documents and materials (including, without limitation, computer files) containing Confidential Information, and all other property belonging to the Company, which in either case are in the possession or under the control of Consultant (or Consultant’s heirs or personal representatives). Notwithstanding the foregoing, Consultant shall be entitled to retain copies of this Agreement and any other documents relating to Consultant’s personal engagement and related compensation arrangements with the Company.

9.

Discoveries and Works.

(a)

All Discoveries and Works (as defined below) made or conceived by Consultant either before or after the Effective Date, solely, jointly or with others, that relate to the Company’s present or anticipated activities, or are used or useable by the Company shall be owned by the Company.

(b)

The term “Discoveries and Works” includes, by way of example but without limitation, Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications.

(c)

Consultant shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (ii) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (iii) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (iv) promptly execute, whether during the Consultant’s engagement with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights.

(d)

Any Discoveries and Works which, within six (6) months after the termination of Consultant’s engagement with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by Consultant and which pertain to the business carried on or products or services being sold or delivered by the Company t the time of such termination shall, as between the Consultant and the Company, be presumed to have been made during Consultant’s engagement by the Company.  Consultant acknowledges that all Discoveries and Works shall be deemed “works made for hire” under the Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

10.

Nondisclosure of this Agreement.  Consultant shall not, at any time during the Engagement Period or thereafter, disclose the existence or terms of this Agreement to any Person except (a) on a confidential basis to Consultant’s legal, tax or other professional advisors who need to know in connection with Consultant’s engagement by the Company or to relatives within Consultant’s immediate family, (b) as required by law or legal process or (c) with the prior written consent of the Company.

11.

Nonsolicitation; Nondisparagement.

(a)

General.  Consultant and the Company understand and agree that the purpose of the provisions of this Section 11 is to protect the legitimate business interests of the Company and is not intended to impair or infringe upon Consultant’s right to work, earn a living, or acquire and possess property from the fruits of Consultant’s labor. The Consultant hereby acknowledges that the restrictions set forth in this Section 11 are reasonable and that they do not, and will not, unduly impair Consultant’s ability to earn a living during the Engagement Period or after the termination of this Agreement.  The obligations set forth in this Agreement are in addition to, and independent of, any other obligations of Consultant set forth (to the extent applicable) in any other agreement to which Consultant is a party.

(b)

Covenants.  Consultant understands and agrees that the relationship between the Company and its managers, members, officers, employees, agents, brokers, insurance companies, vendors, representatives, independent contractors, consultants and customers constitutes a valuable asset of the Company and may not be converted to the Consultant’s own use.  Accordingly, the parties acknowledge and agree that Consultant, during the Engagement Period and for a period of twelve (12) months thereafter, shall not, within the Restricted Area, without the prior written consent of the Company, directly or indirectly:

(i)

solicit for employment, through any unlawful means, any former, current or future manager, member, officer, employee, independent contractor, consultant or agent of the Company, the Company’s affiliates or the Business or otherwise do anything to cause or encourage any such Person to terminate or sever his, her or its employment or other relationship with the Company, the Company’s affiliates or the Business;

(ii)

contact, solicit, or otherwise do anything to cause or encourage, through any unlawful means, any broker, agent, customer, contractor, vendor, insurance company, or consultant of the Company or any other Person to terminate, sever or limit his, her or its relationship with the Company, the Company’s affiliates or the Business; or

 (iii)

contact or otherwise assist or act in concert with, through any unlawful means, for the purpose of damaging the Company, the Company’s affiliates or the Business in any way, any Person that became known to the Employee or the Company, or their respective Related Persons (as defined in clause (e) below), by or through the Business or whose name or business was obtained by or from the Company, the Company’s affiliates or the Business.

(c)

Remedies for Breach of Certain Sections.

(i)

Notwithstanding any other provision of this Agreement or any other agreement or document to the contrary, this Section 11(c) sets forth certain remedies of the Company and liability of Consultant with respect to any breach by Consultant of certain provisions of this Agreement based upon the Parties’ reasonable estimates of the damage that would be suffered by the Company in the event of such a breach by Consultant.  The Parties hereto agree that the remedies of the Company pursuant to this Section 11(c) are not intended as a penalty and are in addition to all other remedies and rights available to the Company in respect of such breach.

(ii)

If Consultant commits any breach of the terms of Sections 7, 8, 9, 10, or 11(b)(ii), then Consultant shall pay to the Company, as non-exclusive damages, twenty percent (20%) of all revenues generated by or attributable to or resulting from, in whole or in part, Consultant’s activities that contravene or result in a breach of Sections 7, 8, 9, 10, or 11(b)(ii).  Consultant shall disclose to the Company all revenues described in the immediately preceding sentence and shall report to the Company all such revenues on a calendar quarter basis in reasonable detail.  Such payment shall be made within ten (10) days following each calendar quarter, and the Consultant’s obligation to make such payments shall survive indefinitely, including without limitation the termination of this Agreement.  The Company shall have the right to audit the reports provided by the Consultant and Consultant shall cooperate in all respects with such audit as reasonably requested by the Company.

(d)

Various Rights.  The Parties specifically agree that the covenants in this Section 11 are an integral part of the inducement of the Company to enter into this Agreement and that the Company or its affiliates (or their successors or assigns) shall be entitled to injunctive relief, as provided in Section 13, in addition to all other legal and equitable rights and remedies available to it in connection with any breach or threatened breach by Consultant of any provision of this Section 11 and that no right, power or remedy conferred upon or reserved or exercised by the Company in this Section 11 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent.  Each of Consultant and the Company agrees that in the event that either the length of time or Restricted Area set forth herein is deemed too restrictive by any arbitration panel or court of competent jurisdiction, the covenants and agreements in this Section 11 shall be enforceable for such time and within such geographical area as such arbitration panel or court may deem reasonable under the circumstances.

12.

Definitions.  The following capitalized terms used in this Agreement shall have the meanings assigned to them below, which definition shall apply to both the singular and plural forms of such terms:

(a)

Business - The business conducted or proposed to be conducted by the Company or its affiliates from time to time.

(b)

Confidential Information - Any and all proprietary techniques or confidential information (whether now or hereafter existing) which the Company or its affiliates may own, develop, compile or otherwise use, including not only information disclosed by the Company to Consultant, but also information developed by any other Person prior to the date hereof, or developed or learned by Consultant during the course or as a result of such Consultant’s engagement by the Company.  Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company or its affiliates is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company or its affiliates, whether or not such information is specifically labeled as Confidential Information by the Company, including without limitation proprietary techniques or confidential information known to Consultant prior to the Effective Date that relate to the Company’s present or anticipated activities or are used or useable by the Company in the conduct of the Business.  By way of example and without limitation, Confidential Information includes any and all information developed, obtained, used, licensed by or to or owned by the Company or its affiliates or any its or their Restricted Persons concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs and designs, development tools, and any other intellectual property created, used or sold (through a license or otherwise) by the Company or its affiliates, know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

(c)

Person - Any individual, estate, corporation, trust, joint venture, partnership, limited liability partnership, limited liability company or any other entity of every kind and nature.

(d)

Related Person - With respect to any Person, (A) any affiliate of such Person, (B) each Person that serves as a director, manager, member, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (C) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (D) any Person that has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power or equity securities or other equity interests representing at least 5% of the outstanding equity interests (a “Material Interest”) in such Person, and (E) any Person in which such Person holds a Material Interest.

(e)

Restricted Area - Each county and state of the United States of America, or any foreign jurisdiction, in which the Company or its affiliates conducted, or was planning to conduct, business at the time of any proposed activity by Consultant.

13.

Specific Performance.  Consultant acknowledges that violation of any of the covenants and provisions set forth in this Agreement would cause the Company irreparable damage and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Consultant of any of the provisions of this Agreement, it is agreed that, in addition to the remedies at law or in equity, the Company shall be entitled without the posting of a bond, to equitable relief in the form of specific performance, a temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available for the purposes of restraining Consultant from any actual or threatened breach of such covenants.  Without limiting the generality of the foregoing, if Consultant breaches any provision of Sections 7 through 11, such breach will entitle the Company to enjoin the Consultant from disclosing any Confidential Information to any Person, to enjoin such Person from receiving or using any such Confidential Information and/or to enjoin the Consultant from rendering personal services to or in connection with such Person.  The rights and remedies of the Parties hereto are cumulative and shall not be exclusive, and each such Party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a Party shall in no way preclude such Party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

14.

Successors and Assigns.  This Agreement will apply to, be binding in all respects upon, and shall inure to the benefit of (a) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (b) Consultant and Consultant’s executors, administrators, heirs and legal representatives.  Since Consultant’s services are personal and unique in nature, Consultant may not transfer, sell or otherwise assign the Consultant’s rights, obligations or benefits under this Agreement.

15.

Representations; Covenants.  Consultant represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Consultant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Consultant is a party or by which the Consultant is bound, (b) Consultant is not a party to or bound by any agreement that conflicts with or inhibits this Agreement or any other agreement between Consultant and the Company, (c) upon the execution and delivery of this Agreement by the Company and Consultant, this Agreement shall be the valid and binding obligation of the Consultant, enforceable in accordance with its terms and (d) Consultant has all licenses and consents required by applicable laws, rules or regulations to perform the duties required of Consultant hereunder.  Consultant agrees that he will comply with all applicable laws, rules and regulations (including without limitation obtaining and maintaining any required licenses or consents) in the performance of his duties under this Agreement and with the Code of Conduct and other policies and procedures of the Company as in effect from time to time.

16.

Notice.  Any notices, consents, waivers, and other communications under this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 16):

If to the Company, to:	With a required copy to:
Universal Guardian Holdings. Inc. 4695 MacArthur Court, Suite 300 Newport Beach, CA 92660 Attn: Board of Directors Fax: 949.861.8695	Mark V. Asdourian, Esq. A Professional Corporation 4695 MacArthur Ct., Suite 1000 Newport Beach, CA, 92660 Fax: 949.221.0020
If to the Consultant, to:
Kevin Westcott Newport Beach, CA 92660 Fax No.___________________

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided, however that notice of any change of address shall be effective only upon receipt thereof in accordance with this Section 15).

17.

Consultant Representation by Counsel and Indemnity.

(a)

Consultant hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel of his choosing regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

(b)

Consultant agrees to indemnify and hold the Company and its Related Persons harmless from any and all claims, demands, actions, proceedings, losses and expenses (including, without limitation, any attorneys’ fees and costs incurred by any of them) whatsoever arising from, directly or indirectly, the Consultant’s breach of any of the representations, warranties, covenants or agreements set forth in this Agreement.

18.

Miscellaneous.

(a)

Survival.  Sections 6 through 18 (inclusive) shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of this Agreement or the Engagement Period.  No other sections of this Agreement shall survive the termination hereof or thereof.

(b)

Severability – It is expressly understood and agreed that although the Parties consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of, among other things, preserving the goodwill, proprietary rights and going concern value of the Company, if any provision of this Agreement or the application of any such provision to any Party or circumstance shall be determined by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any Party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.  If the final judgment of an arbitration panel or court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the arbitration panel or court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In this regard, the Consultant agrees and acknowledges that (i) the provisions of Sections 7 through 11 hereof are reasonable and necessary for the protection of the Company and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained; and (iii) the execution and delivery by the Company of this Agreement, together with the Company’s commitments hereunder, are sufficient to compensate the Consultant for the restrictions contained in Sections 7 through 11 hereof.

(c)

Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior discussions, agreements or other communications, whether written or oral, between the Parties hereto with respect to such subject matter.  This Agreement may be amended only in writing executed by the Parties hereto.

(d)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which, when so executed, then delivered or transmitted by facsimile, shall constitute an original and all of which taken together shall be deemed one agreement.

(e)

Governing Law.  This Agreement, and the application or interpretation of this Agreement, shall be governed exclusively by its terms and by the internal laws of the State of California, without giving effect to any conflict of laws provisions of such State.

(f)

Arbitration; Jurisdiction.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Newport Beach, California by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration; provided, however, that the Company shall be entitled to commence an action in any court of competent jurisdiction to enforce Sections 7, 8, 9, 10, 11 or 13, in part or in their entirety.  Judgment may be entered on the arbitrators’ award in any court having jurisdiction.  For purposes of entering such judgment or seeking enforcement of Sections 7, 8, 9, 10, 11 or 13, each Party hereto irrevocably submits to the co-exclusive jurisdiction of the Orange County Superior Court and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each Party hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The cost of any arbitration pursuant to this Section 18(f) shall be divided equally between the Consultant and the Company, with each Party bearing its own attorneys’ fees, provided that in connection with any claims for which a prevailing party is entitled to recover attorneys’ fees pursuant to statute, the arbitration panel shall have the authority to award such fees.  The Company and Consultant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g)

Waiver. No provision of this Agreement may be waived in any manner except by written agreement.  In the event any provision is waived, the balance of the provisions shall nevertheless remain in full force and effect and shall in no way be waived, affected, impaired or otherwise invalidated.  No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

(h)

Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

(i)

Certain Interpretive Matters.

(i)

Unless the context otherwise requires, (A) “or” is disjunctive but not necessarily exclusive, (B) words in the singular include the plural and vice versa, (C) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require, and (D) the word “including” shall mean “including without limitation.”

(ii)

No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against any Party hereto.

(j)

Expenses.  Except as otherwise set forth in this Agreement or any other written agreement between the Parties hereto, all fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement (including, without limitation, fees and expenses of legal counsel, accountants and other professionals) shall be paid by the Party incurring such fees or expenses.

(k)

Further Assurances. Each Party shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby and each Party hereto shall cooperate with each other in connection with the foregoing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

UNIVERSAL GUARDIAN HOLDINGS, INC.,

/s/ Mel R. Brashears

By:_____________________________________

Mel Brashears,

Member of the Board of Directors

KEVIN WESTCOTT

/s/ Kevin Westcott

___________________________________

An Individual